Registration No. 333-115284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Keilalahdentie 4, P.O. Box 226
FIN-00045 NOKIA GROUP
Espoo, Finland
(011) 358-9-18071
(Address of principal executive offices)
NOKIA PERFORMANCE SHARE PLAN 2004
(Full title of the plan)

Louise Pentland
Nokia Holding, Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 894-5000
(Name, address and telephone number of agent for service)
Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

Explanatory Statement
     This Post Effective Amendment No. 2 to Registration on Form S-8, Registration No. 333-115284 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Registrant” or “Nokia”) that were registered for issuance pursuant to the Nokia Performance Share Plan 2004 (the “2004 Performance Share Plan”). The Registration Statement registered 800,000 Shares issuable pursuant to the 2004 Performance Share Plan to employees of Nokia. The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the 2004 Performance Share Plan.

SIGNATURES

SIGNATURES
     The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on May 4, 2011.
NOKIA CORPORATION

By: /s/ Kaarina Ståhlberg Name: Kaarina Ståhlberg	By: /s/ Esa Niinimäki Name: Esa Niinimäki
Title: Vice President, Assistant General Counsel	Title: Senior Legal Counsel

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement has been signed below by the following persons in the indicated capacities on May 4, 2011.
Members of the Board of Directors:

/s/ Stephen Elop Name: Stephen Elop	Director

/s/ Dr. Bengt Holmström Name: Dr. Bengt Holmström	Director

/s/ Prof. Dr. Henning Kagermann Name: Prof. Dr. Henning Kagermann	Director

Name: Per Karlsson	Director

/s/ Jouko Karvinen Name: Jouko Karvinen	Director

Name: Helge Lund	Director

/s/ Isabel Marey-Semper Name: Isabel Marey-Semper	Director

/s/ Jorma Ollila Name: Jorma Ollila	Chairman of the Board of Directors

/s/ Dame Marjorie Scardino Name: Dame Marjorie Scardino	Vice Chairman, Director

/s/ Risto Siilasmaa Name: Risto Siilasmaa	Director

/s/ Kari Stadigh Name: Kari Stadigh	Director

President and Chief Executive Officer:

/s/ Stephen Elop Name: Stephen Elop

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila Name: Timo Ihamuotila

Authorized Representative in the United States:

/s/ Louise Pentland Name: Louise Pentland